Exhibit 99.01

Adapti, Inc. Completes Acquisition of Levelution Sports Agency, LLC, Expanding NIL and Athlete Representation Capabilities

DALLAS, TX — April 2, 2026 — Adapti, Inc. (OTC: ADTI), a company developing AI technology to integrate sports and influencer management, today announced that it has completed the acquisition of Levelution SportsAgency, LLC on April 1, 2026.

The acquisition marks a significant milestone in Adapti’s strategy to build a multi-sport, multi-discipline athlete management platform that combines traditional representation with advanced digital and NIL capabilities. With the addition of Levelution Sports, Adapti expands its presence in the rapidly growing NIL ecosystem, enhancing its ability to support athletes across all stages of their careers.

“Completing the acquisition of Levelution Sports represents another key step in executing our long-term vision,” said Adam Nicosia, CEO of Adapti. “Kirk and his team have built an exceptional platform with deep expertise in NIL, and we are excited to officially welcome them into the Adapti organization. Together, we are well positioned to deliver expanded opportunities for athletes and brand partners while continuing to build a differentiated, tech-enabled representation platform.”

“We are thrilled to officially join Adapti and begin this next chapter,” said Kirk Lee Noles, CEO of Levelution Sports. “Adapti’s vision, resources, and commitment to innovation in athlete representation align perfectly with what we have been building. This partnership allows us to accelerate our growth, enhance the services we provide to our athletes, and capitalize on the evolving NIL landscape.”

Financial terms of the transaction were not disclosed.

About Adapti

Adapti, Inc. (OTC: ADTI) leverages advanced AI technology to match products and brands with optimal influencers, using proprietary data analytics to drive superior marketing results. Adapti aims to build a global platform where data is an asset, efficiently paired with high-impact influencers.

In July 2025, Adapti acquired the Ballengee Group, a full-service sports agency representing Major League Baseball athletes. The Ballengee Group assists its clients with contract negotiations, marketing deals, public relations, and strategic partnerships, and has guided world champions and global icons throughout their careers.

Adapti plans to roll out a suite of integrated services that blend traditional contract negotiation and endorsement deals with dynamic social media campaigns, powered by AdaptAI’s proprietary “data fingerprint” technology currently in development. This technology will utilize Large Language Models to rapidly adapt to changes in the evolving marketing landscape, maximizing engagement, driving higher ROI for brand partners, and helping athletes grow their platforms.

About Levelution Sports

Levelution Sports is a NIL representation agency dedicated to helping athletes navigate the evolving landscape of Name, Image, and Likeness. With a focus on compliance, brand partnerships, and long-term career development, Levelution provides athletes with the tools and resources needed to excel in sports, business, and life. Learn more at www.levelutionsports.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Adapti, Inc. generally identifies forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Adapti bases these forward-looking statements largely on current expectations and projections about future events and financial trends, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Adapti’s control. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Additional risks and uncertainties can be found in the Company’s recent annual and quarterly reports filed with the SEC. Adapti undertakes no obligation to update any forward-looking statements except as required by law.

Investor Relations

Phone: 214-301-3745

Email: investorrelations@adapti.io

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